SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) December 16, 1997

                              HOME HOLDINGS INC.

            (Exact name of registrant as specified in its charter)

         Delaware                0-19347                13-3584978
(State of Incorporation)  (Commission file number)    (I.R.S. Employer
                                                      Identification No.)

               59 Maiden Lane, New York, New York      10038-4548
              (Address or principal executive office)  (Zip Code)

         Registrant's telephone number including area code (212) 530-6600


          Item 5.  Other Events

                    The Registrant announced today that Arthur D. Wilson, currently Vice President and Controller of The Home Insurance Company, a New Hampshire domiciled property and casualty insurance company and the principal, wholly-owned subsidiary of the Registrant ("Home Insurance"), was named by the Registrant's Board of Directors on December 23, 1997 to succeed Richard
          H. Hershman, the current Treasurer and principal financial and accounting officer of the Registrant, who announced on December 16, 1997 that he will resign effective March 1, 1998. Mr. Wilson also will become Senior Vice President, Chief Financial Officer and Treasurer of Home Insurance and assume certain other positions in Home Insurance affiliates vacated by Mr. Hershman.

          Item 7.  Financial Statements, Pro Forma Financial
          Information and Exhibits

               (c)  Exhibits.

                    (99.1)    Press release issued on December 24,
                              1997.


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HOME HOLDINGS INC.

          Dated:  December 24, 1997          By:  /s/ Richard H. Hershman
                                                 _________________________
                                                 Richard H. Hershman

                                             (Principal Financial and
                                             Accounting Officer through a
                                             Services Agreement, dated June
                                             12, 1995, between Risk
                                             Enterprise Management Limited, a
                                             Delaware corporation, and Home
                                             Insurance)